As filed with the Securities and Exchange Commission on July 28, 2011
Registration No. 33-72560

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-1609753 (I.R.S Employer Identification No.)
435 Devon Park Drive, Building 800
Wayne, Pennsylvania 19087-1945
(Address of Principal Executive Offices, including Zip Code)
Amended and Restated 1990 Stock Option Plan
(Full Title of the Plan)
Brian J. Sisko
Senior Vice President and General Counsel
Safeguard Scientifics, Inc.
435 Devon Park Drive, Building 800
Wayne, PA 19087-1945
(610) 293-0600
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 489,098 shares of Common Stock that remained unsold upon the termination of the Amended and Restated 1990 Stock Option Plan or were subject to stock options that subsequently expired unexercised.
SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, PA on July 28, 2011.

SAFEGUARD SCIENTIFICS, INC.
By:	/s/ Peter J. Boni
Peter J. Boni
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Each person whose signature appears below hereby appoints Peter J. Boni and Stephen T. Zarrilli, and each of them acting individually, as his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Signature	Title	Date

/s/ Peter J. Boni Peter J. Boni	President, Chief Executive Officer and Director (principal executive officer)	July 28, 2011

/s/ Stephen T. Zarrilli Stephen T. Zarrilli	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	July 28, 2011

/s/ Julie A. Dobson Julie A. Dobson	Director	July 28, 2011

/s/ Andrew E. Lietz Andrew E. Lietz	Chairman of the Board of Directors	July 28, 2011

/s/ George MacKenzie George MacKenzie	Director	July 28, 2011

/s/ George D. McClelland George D. McClelland	Director	July 28, 2011

/s/ Jack L. Messman Jack L. Messman	Director	July 28, 2011

/s/ John J. Roberts John J. Roberts	Director	July 28, 2011

/s/ Robert J. Rosenthal Robert J. Rosenthal	Director	July 28, 2011